UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

AppLovin Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40325	45-3264542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Page Mill Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(800) 839-9646

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value of $0.00003 per share	APP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 29, 2024, AppLovin Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with KKR Denali Holdings L.P. (the “Selling Stockholder”) and BofA Securities, Inc., acting for themselves and as representative of the several underwriters named in Schedule I to the Underwriting Agreement (collectively, the “Underwriters”), in connection with the previously announced secondary public offering (the “Offering”) of 19,866,397 shares (the “Securities”) of the Company’s Class A common stock, par value $0.00003 per share (the “Class A common stock”), by the Selling Stockholder at a price to the public of $56.00 per share. Subject to completion of the Offering and pursuant to the Underwriting Agreement, the Company agreed to repurchase from the Underwriters 10,466,397 shares of Class A common stock to be sold to the Underwriters by the Selling Stockholder in the Offering at a price per share of $54.46 (the “Concurrent Repurchase”), which is the same per share price to be paid by the Underwriters to the Selling Stockholder in the Offering. The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and the Selling Stockholder and also provides for customary indemnification by each of the Company, the Selling Stockholder and the Underwriters against certain liabilities. The Offering and Concurrent Repurchase are expected to close on or around March 6, 2024, subject to the satisfaction of the customary closing conditions in the Underwriting Agreement.

The Company will not receive any proceeds from the sale of the Class A common stock by the Selling Stockholder in the Offering. In connection with the Offering, the Selling Stockholder is expected to elect to convert approximately 16,000,000 shares of Class B common stock of the Company into an equivalent number of shares of Class A common stock of the Company for no consideration.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with the Offering, the legal opinion as to the legality of the Securities is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333- 272328) filed with the Securities and Exchange Commission (the “SEC”), on which the Securities were registered.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this Current Report on Form 8-K include statements regarding the timing of the closing of the Offering and the Concurrent Repurchase. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties associated with negotiating with third parties, as well as the risks described in the Company’s Annual Report on Form 10-K for the year ending December 31, 2023 filed with the SEC. The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated as of February 29, 2024, by and among AppLovin Corporation, KKR Denali Holdings L.P., and BofA Securities, Inc., as representative of the Underwriters.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLOVIN CORPORATION

Date: March 4, 2024	/s/ Matthew A. Stumpf
Matthew A. Stumpf
Chief Financial Officer